Exhibit 99.1

Joint Filing Agreement

This JOINT FILING AGREEMENT (this “Agreement”) is entered into as of February 14, 2018, by and among Houston H. Harte, Sarah Harte, Carolyn Harte, Larry D. Franklin and Franklin Family Foundation, a Texas non-profit corporation (each, a “Party” and, collectively, the “Parties”).

WHEREAS, the Parties are holders, of record or beneficial, of shares of Common Stock, par value $1.00 per share (the “Common Stock”), of Harte Hanks, Inc., a Delaware corporation (the “Company”);

WHEREAS, the Parties wish to jointly file statements on Schedule 13D with respect to the Common Stock and other securities of the Company, to the extent required by applicable law; and

WHEREAS, Houston H. Harte, Sarah Harte, and Carolyn Harte mutually desire to terminate the joint filing agreement, dated December 27, 2017 (the “Previous Joint Filing Agreement”), previously entered into by them with respect to their respective beneficial ownership of shares of Common Stock of the Company.

NOW, THEREFORE, the Parties hereby agree as follows:

1.    In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the Parties hereby agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the Common Stock and other securities of the Company, to the extent required by applicable law.

2.    Each Party shall be responsible for the accuracy and completeness of its own disclosure set forth in any statements on Schedule 13D, and any amendments thereto, jointly filed by the Parties pursuant to this Agreement, and shall not be responsible for the accuracy and completeness of the information concerning any other Parties, unless such Party knows or has reason to know that such information is inaccurate.

3.    Each of the Parties hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

4.    The Previous Joint Filing Agreement is hereby terminated, effective as of the date hereof.

5.    This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

6.    This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

/s/ Sarah E. Harte
Houston H. Harte, by his agent and attorney in fact, Sarah E. Harte

/s/ Sarah Harte
Sarah Harte

/s/ Sarah E. Harte
Carolyn Harte, by her agent and attorney in fact, Sarah E. Harte

/s/ Larry D. Franklin
Larry D. Franklin

FRANKLIN FAMILY FOUNDATION

By:	/s/ Larry D. Franklin
Name:	Larry D. Franklin
Title:	President